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                                                                    EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KTI, Inc. 1994 Long-Term Incentive Award Plan of our reports dated February 28, 1997 and February 7, 1997 with respect to the consolidated financial statements and schedule of KTI, Inc. and the financial statements of Penobscot Energy Recovery Company (a Limited Partnership), respectively, included in the Annual Report (Form 10-K) of KTI, Inc. for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        Ernst & Young LLP

Hackensack, New Jersey
August 22, 1997